                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Cendant Corporation's Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391,
333-23063, 333-26927, 333-35707, 333-35709, 333-45155, 333-45227, 333-49405,
333-78447, 333-86469, and 333-51586 on Form S-3, Registration Statement No. 333-51682 on Form S-4 and Registration Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896, 33-91656, 333-03241, 33-26875, 33-75682,
33-93322, 33-93372, 33-75684, 33-80834, 33-74068, 33-41823, 33-48175, 333-09633,
333-09655, 333-09637, 333-22003, 333-30649, 333-42503, 333-34517-2, 333-42549,
333-45183, 333-47537, 333-69505, 333-75303, 333-78475, 333-51544, and 333-38638
on Form S-8 of our report dated March 12, 2001 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in certain revenue recognition policies regarding the recognition of non-refundable one-time fees and pro rata refundable subscription revenue as described in
Note 1) appearing in this Annual Report on Form 10-K of Cendant Corporation for the year ended December 31, 2000.

New York, New York
March 27, 2001